FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2002

EUROPA CRUISES CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 5. OTHER EVENTS

On August 6, 2002, the Board of Directors of the registrant voted to elect Mr. H. Steven Norton as a Director of the Company. Mr. Norton has held various executive level positions in the gaming industry as is more fully described in the Company’s press release dated August 7, 2002.

On August 6, 2002, Mr. Pete Fountain was elected a Director of Casino World, Inc., a wholly-owned subsidiary of the registrant.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA CRUISES CORPORATION

Dated: August 13, 2002	By: /s/ Deborah A. Vitale

Deborah A. Vitale Chairman of the Board